Exhibit 13.0

CERTIFICATION PERSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PERSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

We, Richard A Harrold (Chief Executive) and James M Brady (Head of Corporate Accounting) of MEPC Limited, do hereby certify that the Annual Report on Form 20-F for the year ended September 30, 2003 of MEPC Limited (the “Annual Report”), as filed with the Securities and Exchange Commission on the date hereof, to the best of our knowledge, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) that the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of MEPC Limited.

IN WITNESS WHEREOF, this certificate has been executed on this 26th day of March, 2004.

By	/s/ RICHARD A HARROLD	By	/s/ JAMES M BRADY
	Name: Richard A Harrold		Name: James M Brady
	Title: Chief Executive		Title: Head of Corporate Accounting